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                                                                  EXHIBIT 11.0

                                 OVERLAND DATA, INC.
                          COMPUTATION OF PER SHARE EARNINGS

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                                              Three Months Ended        Nine Months Ended
                                                   March 31,                 March 31,
                                           ------------------------  ---------------------------
                                              1997          1996        1997           1996
                                           ----------    ----------  -----------    ------------

Net income (loss)......................... $  797,000    $  284,000  $  2,165,000   $  1,396,000
                                           ----------    ----------  ------------   ------------
                                           ----------    ----------  ------------   ------------
Weighted average number of shares of
 common stock outstanding.................  7,457,000     4,476,000     5,927,000      4,361,000
Weighted average number of shares of
 preferred stock outstanding.............   1,247,000     2,655,000     1,972,000      2,655,000
Common stock equivalents from the
 issuance of options using the
 treasury stock method....................    639,000       707,000       572,000        629,000
Cheap stock adjustment....................                  195,000       131,000        195,000
                                           ----------    ----------    ----------     ----------
Shares used in computing net
 income (loss) per share..................  9,343,000     8,033,000     8,602,000      7,840,000
                                           ----------    ----------    ----------     ----------
                                           ----------    ----------    ----------     ----------

Net income (loss) per share............... $     0.09    $     0.04    $     0.25     $     0.18
                                           ----------    ----------    ----------     ----------
                                           ----------    ----------    ----------     ----------

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